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                                                                      EXHIBIT 16


                        LETTER OF PREDECESSOR ACCOUNTANT


To the Securities and Exchange Commission:

     We have read Item 9 included in the attached Annual Report on Form 10-K for the year ended December 31, 1998 of Arch Coal, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


/s/ ARTHUR ANDERSEN LLP


ARTHUR ANDERSEN LLP


St. Louis, Missouri
February 26, 1999